 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 29, 2004

AGRONIX, INC.
(Exact name of registrant as specified in its charter)

Florida	000-30790	65-0664961
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1666 West 75th Avenue, Second Floor
Vancouver, British Columbia, Canada V6P 6G2 (Address of principal executive offices)

604-714-1606 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On or about October 29, 2004, the Company filed an Articles of Amendment to its Articles of Incorporation with the Secretary of State of the State of Florida increasing the aggregate number of common shares authorized from 50,000,000 to 100,000,000 shares of common stock, par value $0.001. The number of shares of preferred stock, 10,000,000, remained unchanged.

EXHIBITS

      3.1 Articles of Amendment to the Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Agronix, Inc.

By:	Brian Hauff
Name: Brian Hauff
Title: CFO, President & Director

Dated: November 16, 2004